                                                                                                  EXHIBIT 10.7

                                            THE PHOENIX COMPANIES, INC.
                                                EXCESS BENEFIT PLAN

                                 as amended and restated effective January 1, 2003

                                                   ARTICLE I

                                            PURPOSE AND EFFECTIVE DATE

       1.1 Purpose. The Phoenix Companies, Inc. Excess Benefit Plan (the "Plan") is maintained solely for the purpose of providing benefits for certain participants in the Employee Pension Plan in excess of the limitations on contributions and benefits imposed by Section 415 of the Internal Revenue Code.

       1.2 Effective Date. The Plan was first effective January 1, 1976. This amendment and restatement of the
Plan is effective January 1, 2003.

                                                   ARTICLE II

                                                  DEFINITIONS

       2.1 "Beneficiary" shall mean the Beneficiary designated under the Employee Pension Plan, except that the
Participant may designate a Beneficiary hereunder by delivering to the Plan Administrator a written designation of Beneficiary specifically made with respect to this Plan.

       2.2 "Benefit Plans Committee" shall mean the committee appointed by and serving at the pleasure of the
Board of Directors of the Employer to administer the Plan.

       2.3 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

       2.4 "Employee Pension Plan" shall mean The Phoenix Companies, Inc. Employee Pension Plan, a defined benefit pension plan maintained by the Employer, as it may be amended from time to time.

       2.5 "Employer" shall mean Phoenix Life Insurance Company and any affiliated employer that adopts the
Plan with the consent of the Benefit Plans Committee.

       2.6 "Participant" shall mean an employee of the Employer who is participating in the Employee Pension
Plan and whose benefit under the Employee Pension Plan is reduced by reason of the application of Section 415 of the Code.

       2.7 "Plan" shall mean The Phoenix Companies, Inc. Excess Benefit Plan as is set forth in this document as it may be amended from time to time.

       2.8 "Plan Administrator" shall mean the Benefit Plans Committee or the person designated as such by the
Benefit Plans Committee.

       Unless the context otherwise indicates, words and phrases capitalized and not otherwise defined herein are terms defined in the Employee Pension Plan and have the same meaning ascribed to them under the Employee
Pension Plan.

                                                  ARTICLE III

                                                  ELIGIBILITY

       3.1 Eligibility. To receive a benefit, a Participant or his Beneficiary must qualify for a benefit under the Employee Pension Plan, the amount of which is reduced by reason of the application of the limitations set forth in Section 415 of the Code. Employees hired by Phoenix Equity Planning Corporation or
Phoenix Investment Counsel, Inc. after June 14, 1995 who were not employed by Phoenix Life Insurance Company or its subsidiaries immediately prior to their date of hire by Phoenix Equity Planning Corporation or Phoenix
Investment Counsel, Inc. shall not be eligible to participate in this Excess Benefit Plan.

                                                  ARTICLE IV

                                           BENEFITS; PAYMENT; VESTING

       4.1 Benefits. The benefits under this Plan to which an eligible Participant or the Participant's
Beneficiary shall be entitled, shall be an amount equal to the difference, if any, between (a) and (b) below:

             (a)   The benefit to which the Participant would be entitled under the Employee Pension Plan if such benefit were computed without the restrictions or the limitations imposed by Section
                   415 of the Code, as now or hereafter in effect;

                                                            less

             (b) The amount of benefit payable under the Employee Pension Plan.

       The amount of benefit so determined shall be subject to such adjustments as the Plan Administrator, from time to time, deems appropriate to reflect changes in the application of the limitations imposed by said
Section 415, which would cause a restriction or limitation of benefits with respect to the computation of benefits under the Employee Pension Plan.

       Benefits accrued under this Plan before March 1, 2003 are subject to cost of living adjustments as described in the Employee Pension Plan.

       To the extent that this Section 4.1 requires the determination of the amount of benefit payable under the Employee Pension Plan, only the benefit payable with respect to Service credited on and after January 1,
1993 shall be taken into account for purposes of calculating the benefit payable under this Plan to a Former
Home Life Employee.

       4.2   Payment of Benefits.

             (a)   The payment of benefits to which a Participant or Beneficiary shall be entitled under this
                   Plan shall be made in the same form and manner and at

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                   the same time as is applicable or elected under the Employee Pension Plan.

             (b)   Any benefit payable under the Employee Pension Plan shall be solely in accordance with the terms and provisions thereof, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Employee Pension Plan.

             (c)   It is hereby provided that, if the Participant elects to participate in the Phoenix OPT Plan
                   (a separate non-qualified retirement plan maintained by The Phoenix Companies, Inc.) the
                   Employer's obligation for payment of benefits under this Plan shall be irrevocably cancelled and the Participant shall have no rights or claims for benefits under this Plan.

       4.3 Vesting/Forfeiture of Benefits. No Participant under this Plan shall have a vested
(non-forfeitable) interest under this Plan until such Participant's satisfaction of one of the following conditions: the Participant's attainment of Early Retirement Age under the Employee Pension Plan; the
Participant's attainment of Normal Retirement Age under the Employee Pension Plan; the Participant's becoming
Disabled, within the meaning given under the Employee Pension Plan; or the Participant's death. Any Participant who terminates employment with the Employer prior to having satisfied one of the foregoing conditions shall have no right to benefits under this Excess Benefit Plan.

                                                   ARTICLE V

                                              CLAIMS FOR BENEFITS

5.1      Claims for Benefits.

             (a)   Claims for benefits under the Plan may be filed with the Plan Administrator on forms supplied by the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed (or within one hundred eighty (180) days if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstances are communicated to the claimant within the initial ninety (90)-day period). In the event the claim is wholly or partially denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan on which the decision is based shall be cited, and, where appropriate, a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. A claimant must

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                   request a review of a denied claim in accordance with the procedures described in the following paragraph before the claimant is permitted to bring a civil action for benefits.

                   Any Employee, former Employee, or authorized representative or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator shall be entitled to request the Plan Administrator to give further consideration to his claim by filing with the
                   Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for review. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator no later than sixty (60) days after receipt of the notification provided above. If such request is so filed, the claimant or his representative may submit written comments, documents, records and other information relating to the claim to the Plan Administrator within sixty (60) days after receipt of the notification provided above. The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator shall provide the claimant or his representative with written or electronic notice of the final decision as to the allowance of the claim within sixty (60) days of receipt of the request for review (or within one hundred twenty (120) days if special circumstances requires an extension of time for processing the request and if written notice of such extension and circumstances is given to the claimant or his representative within the initial sixty (60)-day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement of the claimant or his representative's right to bring a civil action under
                   Section 502(a) of ERISA and a statement that the claimant or his beneficiary is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits. A document is relevant to the claim for benefits if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.

             (b)   Any payment to any Participant, or to such Participant's legal representative or
                   Beneficiary, in accordance with the provisions of this Plan, shall be in full satisfaction of all claims hereunder against the Employer. The Plan Administrator may require such
                   Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

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                   If the Plan Administrator shall receive evidence satisfactory to the Plan Administrator that any payee under this Plan is a minor, or is legally, physically, or mentally incompetent to receive and to give valid release for any payment due him or her under this Plan, any such payment, or any part thereof, may, unless claim therefor shall have been made to the Plan
                   Administrator by a duly appointed executor, administrator, guardian, committee, or other legal representative of such payee, be paid by the Plan Administrator to such payee's spouse, child, parent or other blood relative, or to any person, persons or institutions deemed by the Plan Administrator to have incurred expense for or on behalf of such payee, and any payment so made shall, to the extent thereof, be in full settlement of all liability in respect of such payee. If a dispute arises as to the proper recipient of any payments, the Plan Administrator in its sole discretion may withhold or cause to be withheld such payments until the dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.

             (c)   If any benefits payable under this Plan to a Participant, or to such Participant's legal representative or Beneficiary, cannot be paid by reason that such person cannot be located for three (3) years after reasonable efforts have been made to locate such person, the Plan
                   Administrator may declare such benefits forfeited and return such benefits to the Employer;
                   provided, however, that in the event such Participant, or such Participant's legal representative or Beneficiary, is subsequently located or files a claim for benefits, such amount plus interest shall be reinstated to the Participant's account for the benefit of such Participant, or such Participant's legal representative or Beneficiary, as the case may
                   be.

                                                   ARTICLE VI

                                             AMENDMENT AND TERMINATION

       6.1 Amendment. The Benefit Plans Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment, by resolution adopted by it at a meeting duly called or by unanimous written consent in accordance with the Employer's Articles of Incorporation, Bylaws and applicable law. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Participants and Beneficiaries, except as otherwise provided in such amendment; provided, however, that said amendment shall not adversely affect benefits payable to a Participant or Beneficiary where the cause giving rise to such benefit (e.g., retirement) has already occurred.

       6.2 Termination of the Plan. The Employer has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, the
Employer, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time without the consent of any Participant; provided, however, that in such event, benefits shall not be affected where the cause giving rise to such benefit (e.g., retirement)

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has already occurred. All other benefits accrued hereunder shall immediately be forfeited. Any such termination shall be accomplished by resolution of the Benefit Plans Committee adopted at a meeting duly called or by unanimous written consent in accordance with the Employer's Articles of Incorporation, Bylaws and applicable law.

                                                  ARTICLE VII

                                           SOURCE OF BENEFIT PAYMENTS

     No special or separate fund shall be established by the Company and no segregation of assets shall be made to assure the payment of benefits under the Plan. No Participant shall have any right, title, or interest whatsoever in any specific asset of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor of the
Company.

                                                  ARTICLE VIII

                                                    GENERAL

       8.1 To the extent permitted by law, the right of any Participant or Beneficiary to any benefit or payment hereunder shall not be subject in any manner to attachment or other legal process, and no such benefit or payment shall be subject to anticipation, alienation, sale, transfer, assignment, or encumbrance.

       8.2 The Plan Administrator shall have sole discretionary authority to determine all questions arising under the Plan, to interpret the provisions of the Plan and to construe all of its terms, to adopt, amend and rescind rules and regulations for the administration of the Plan and generally to conduct and administer the
Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Plan Administrator shall be conclusive and binding on all persons.

       8.3 This Plan shall be governed by and construed in accordance with the laws of the State of Connecticut other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws, to the extent such laws are not pre-empted by the Employee Retirement Income Security Act of 1974, as amended.

       8.4 The establishment of this Plan shall not be construed as giving to any Participant, employee or any person whomsoever, any legal, equitable or other rights against the Employer, or its officers, directors, agents or shareholders, or as giving to any Participant or Beneficiary any interest in the assets or business of the Employer or giving any employee the right to be retained in the employment of the Employer. All employees and Participants shall be subject to discharge to the same extent they would have been if this Plan had never been adopted.

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       8.5 The Company may withhold from a payment any federal, state or local taxes required by law to be withheld with respect to such payments and such sums as the Company may reasonably estimate are necessary to cover taxes for which the Company may be liable and which may be assessed with regard to such payment.

       8.6 The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

                                                   ARTICLE IX

                                            PARTICIPATING EMPLOYERS

       9.1 Adoption of Plan by Other Employers. With the consent of the Benefit Plans Committee, any other corporation may adopt the Plan and all of the provisions hereof and participate herein as a Participating
Employer by a properly executed document evidencing said intent and will of such Participating Employer.

       9.2   Requirements of Participating Employers.

             (a)   Benefits payable under the Plan to employees of the Participating Employer are funded through the Participating Employer's general assets. The Participating Employer agrees to pay and assumes all liability with respect to all benefits payable under the Plan to past, present and future employees of the Participating Employer, their spouses and other dependents and beneficiaries in accordance with the terms of the Plan. Notwithstanding the foregoing, Phoenix Life Insurance Company and not Phoenix Equity Planning Corporation nor
                   Phoenix Investment Counsel, Inc. shall pay and assume liability for benefits payable under the Plan to Employees of Phoenix Equity Planning Corporation and Phoenix Investment Counsel,
                   Inc. with respect to service completed before January 1, 1996.

             (b)   The Plan Administrator shall keep separate books and records concerning the contributions and benefits payable under the Plan with respect to the Participating Employer and the
                   Employees of the Participating Employer.

             (c)   The Participating Employer shall pay to Phoenix Life Insurance Company its proportionate share of any administrative expenses of the Plan which are to be paid by the Employer.

       9.3 Designation of Agent. Each Participating Employer shall be deemed to have designated irrevocably the Benefit Plans Committee and the Plan Administrator as its agents.

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       9.4   Plan Amendment.

             (a)   Subject to the provisions of paragraph (b) hereof, the Participating Employer hereby delegates to the Employer the right at any time to amend the Plan in accordance with the terms of the Plan, provided that any such amendment could not affect the Participating
                   Employer's share of the cost of the Plan. If an amendment could affect the Participating
                   Employer's share of the cost of the Plan, then such amendment shall not be effective with respect to the Participating Employer until approved by the Participating Employer. Any such amendment shall be adopted by the Participating Employer's Benefit Plans Committee unless such amendment could significantly affect the Participating Employer's share of the cost of the Plan, as determined by the Participating Employer's Benefit Plans Committee, in which case such amendment shall be adopted by the Participating Employer's Board of Directors in
                   accordance with the Participating Employer's Articles of Incorporation, Bylaws and
                   applicable law and shall become effective as provided therein upon its execution.

             (b)   No amendment to the Plan shall be effective with respect to the Participating Employer until
                   45 days after a copy of the amendment shall have been delivered to the Participating
                   Employer, unless the Participating Employer shall have waived its right to receive such advance copy of the amendment.

       9.5 Withdrawal of a Participating Employer. A Participating Employer may terminate its participation in the Plan by giving the Benefit Plans Committee prior written notice specifying a termination date which shall be the last day of a month at least 30 days subsequent to the date such notice is delivered to the Benefit Plans Committee, unless the Benefit Plans Committee shall have waived its right to such notice. The
Benefit Plans Committee may terminate a Participating Employer's participation in the Plan as of any termination date by giving the Participating Employer prior written notice specifying a termination date which shall be the last day of a month at least 30 days subsequent to the date such notice is delivered to the
Participating Employer, unless the Participating Employer shall have waived its right to such notice.

       9.6 Plan Administrator's Authority. The Plan Administrator shall have all of the duties and responsibilities authorized by the Plan and shall have the authority to make any and all rules, regulations and decisions necessary or appropriate to effectuate the terms of the Plan, which shall be binding upon each
Participating Employer and all Participants.

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